UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 2, 2017
Date of Report (Date of earliest event reported)

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane, Suite 100 Reno, Nevada 89511
(Address of Principal Executive Offices)

(775) 688-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On October 15, 2015, Amerco Real Estate Company (“AREC”), a wholly-owned subsidiary of AMERCO, entered into a Purchase and Sale Agreement with 23rd and 11th Associates, L.L.C., for the sale of a portion of AREC’s real property and improvements thereon located in Manhattan, New York for $200.0 million.  Such agreement has been amended from time to time and was subject to several material regulatory contingencies. Such agreement will be filed as an exhibit to our upcoming annual report on Form 10-K. AREC believes that as of April 26, 2017, the last significant local regulatory contingency has been resolved and the closing of the sale of such property is reasonably expected to occur in August 2017.  AREC will maintain ownership of one building at the Manhattan location thus allowing U-Haul to serve the equipment rental needs of our customers in the area.  AREC’s book value of the property being sold is approximately $5 million.  The Company intends to reinvest the proceeds into its self-storage holdings via a 1031 exchange.

Dated: May 2, 2017

AMERCO

/s/ Jason A. Berg

Jason A. Berg,

Chief Financial Officer